Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces Fourth Quarter 2018 Results

•	Net loss of $(79) million, or $(0.58) per diluted share

•	Adjusted net loss of $(58) million, or $(0.42) per diluted share

HOUSTON, February 11, 2019 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the fourth quarter of 2018:

	Three Months Ended
Thousands of dollars, except per share data	December 31, 2018	September 30, 2018
Total revenues	$232,522	$286,322
Operating loss	(37,277)	(23,043)
Adjusted operating loss	(37,161)	(4,794)
Net loss	(79,207)	(51,112)
Adjusted net loss	(57,776)	(35,257)
Loss per diluted share	$(0.58)	$(0.37)
Adjusted loss per diluted share	$(0.42)	$(0.26)

“We continued to make strong progress with another active contracting quarter resulting in approximately 33 months of additional backlog secured,” said Marc Edwards, President and Chief Executive Officer. “Among the new fixtures is a 15-month contract for the Ocean Valiant and a one-year contract for the Ocean Onyx, which we are upgrading and reactivating for the new work. Additional awards were for the Ocean Apex and Ocean Monarch in Australia.”

As of January 1, 2019, the Company’s total contracted backlog was $2.0 billion, not including $135 million margin commitment from one of the Company’s customers.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 8:00 a.m. CST today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 7757436. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing innovation, thought leadership and contract drilling services to solve complex deepwater challenges around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
Revenues:
Contract drilling	$226,003	$280,691	$337,809	$1,059,973	$1,451,219
Revenues related to reimbursable expenses	6,519	5,631	8,399	23,242	34,527

Total revenues	232,522	286,322	346,208	1,083,215	1,485,746

Operating expenses:
Contract drilling, excluding depreciation	160,368	188,456	204,152	722,834	801,964
Reimbursable expenses	6,459	5,574	8,256	22,917	33,744
Depreciation	86,255	81,884	86,203	331,789	348,695
General and administrative	15,294	33,308	20,206	85,351	74,505
Impairment of assets	—	—	28,045	27,225	99,313
Restructuring and separation costs	116	649	14,146	5,041	14,146
Loss (gain) on disposition of assets	1,307	(506)	(8,415)	241	(10,500)

Total operating expenses	269,799	309,365	352,593	1,195,398	1,361,867

Operating (loss) income	(37,277)	(23,043)	(6,385)	(112,183)	123,879

Other income (expense):
Interest income	2,476	2,364	1,126	8,477	2,473
Interest expense, net of amounts capitalized	(31,044)	(34,293)	(30,119)	(123,240)	(113,528)
Loss on extinguishment of senior notes	—	—	—	—	(35,366)
Foreign currency transaction loss	(494)	(743)	(611)	(379)	(1,128)
Other, net	36	(179)	908	700	2,230

Loss before income tax benefit	(66,303)	(55,894)	(35,081)	(226,625)	(21,440)
Income tax (expense) benefit	(12,904)	4,782	3,140	46,353	39,786

Net (loss) income	$(79,207)	$(51,112)	$(31,941)	$(180,272)	$18,346

(Loss) earnings per share	$(0.58)	$(0.37)	$(0.23)	$(1.31)	$0.13

Weighted-average shares outstanding:
Shares of common stock	137,436	137,434	137,228	137,399	137,213
Dilutive potential shares of common stock	—	—	—	—	52

Total weighted-average shares outstanding	137,436	137,434	137,228	137,399	137,265

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$154,073	$376,037
Marketable securities	299,849	—
Accounts receivable, net of allowance for bad debts	168,620	256,730
Prepaid expenses and other current assets	163,396	157,625
Assets held for sale	—	96,261

Total current assets	785,938	886,653

Drilling and other property and equipment, net of accumulated depreciation	5,184,222	5,261,641
Other assets	65,534	102,276

Total assets	$6,035,694	$6,250,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$236,846	$223,288
Long-term debt	1,973,922	1,972,225
Deferred tax liability	104,380	167,299
Other liabilities	135,893	113,497
Stockholders’ equity	3,584,653	3,774,261

Total liabilities and stockholders’ equity	$6,035,694	$6,250,570

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Years Ended
	December 31,
	2018	2017
Operating activities:
Net (loss) income	$(180,272)	$18,346
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation	331,789	348,695
Loss on impairments of assets	27,225	99,313
Loss on extinguishment of senior notes	—	35,366
Deferred tax provision	(75,993)	(72,127)
Deferred contract costs, net	22,765	46,337
Other	(534)	24,991
Net changes in operating working capital	107,078	(7,113)

Net cash provided by operating activities	232,058	493,808

Investing activities:
Capital expenditures	(222,406)	(139,581)
Proceeds from disposition of assets, net of disposal costs	70,067	15,196
Proceeds from maturities of marketable securities	1,600,000	35
Purchase of marketable securities	(1,895,997)	—

Net cash used in investing activities	(448,336)	(124,350)

Financing activities:
Redemption of senior notes	—	(500,000)
Payment of debt extinguishment costs	—	(34,395)
Proceeds from issuance of senior costs	—	496,360
Repayment of short-term borrowings, net	—	(104,200)
Other	(5,686)	(7,419)

Net cash used in financing activities	(5,686)	(149,654)

Net change in cash and cash equivalents	(221,964)	219,804
Cash and cash equivalents, beginning of period	376,037	156,233

Cash and cash equivalents, end of period	$154,073	$376,037

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	Fourth Quarter			Third Quarter			Fourth Quarter
	2018			2018			2017
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Floaters	$315	46%	95.4%	$333	54%	97.0%	$366	49%	98.7%
Jack-ups	—	—	—	—	—	—	$75	65%	100.0%
Fleet Total			95.4%			97.0%			98.8%

(1)

Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.

(2)

Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes three floaters that are cold stacked.

(3)

Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated, non-revenue earning equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude restructuring and separation costs incurred in 2018, costs incurred in the third quarter 2018 for settlement of a previously pending legal claim, the loss on a rig sale recognized in the third quarter 2018, as well as the related tax effects thereof and other discrete tax items, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	December 31,	September 30,
	2018	2018
Reconciliation of As Reported Operating Loss to Adjusted Operating Loss:
(In thousands)
As reported operating loss	$(37,277)	$(23,043)
Impairments and other charges:
Legal settlement	—	17,500
Restructuring and separation costs	116	649
Loss on sale of rigs	—	100

Adjusted operating loss	$(37,161)	$(4,794)

Reconciliation of As Reported Net Loss to Adjusted Net Loss:
(In thousands)
As reported net loss	$(79,207)	$(51,112)
Impairments and other charges:
Legal settlement	—	17,500
Restructuring and separation costs	116	649
Loss on sale of rigs	—	100
Tax effect of impairments and other charges:
Legal settlement	—	(2,296)
Restructuring and separation costs	(26)	(85)
Loss on sale of rigs	—	(13)
Other discrete items (1)	21,341	—

Adjusted net loss	$(57,776)	$(35,257)

	Three Months Ended
	December 31,	September 30,
	2018	2018
Reconciliation of As Reported Loss per Diluted Share to Adjusted Loss per Diluted Share:
As reported loss per diluted share	$(0.58)	$(0.37)
Impairments and other charges:
Legal settlement	—	0.12
Restructuring and separation costs	—	0.01
Tax effect of impairments and other charges:
Legal settlement	—	(0.02)
Restructuring and separation costs	—	—
Other discrete items (1)	0.16	—

Adjusted loss per diluted share	$(0.42)	$(0.26)

(1)

Represents the aggregate of certain discrete income tax adjustments recognized during the fourth quarter of 2018, primarily related to limitations of our foreign tax credit utilization as a result of recently proposed regulations corresponding to the U.S. tax reform legislation enacted in December of 2017.